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EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-03256, No.33-46273, No.33-48901, No.33-84124, No.33-70293, and No.33-130899) pertaining to the 1995 Stock Option Plan, 1998 Stock Option Plan, MSC Industrial Direct 401(k) Plan, 2001 Stock Option Plan, Associate Stock Purchase Plan and the 2005 Omnibus Equity Plan of MSC Industrial Direct Co., Inc, and Subsidiaries, respectively, and (Form S-3 No.33-31837, Form S-3 No.33-110357 and Form S-3 No.33-117514) of MSC Industrial Direct Co., Inc. and Subsidiaries in the related Prospectuses of our reports dated October 23, 2008, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc, and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended August 30, 2008.

/s/ Ernst & Young LLP

Melville, New York
October 23, 2008

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  EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm